                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Premier Package & Label Corporation on Form S-1 of our reports, listed below, appearing in the Prospectus, which is part of this Registration Statement, and of our reports, also listed below, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

                                                      --------------------------------------------------
                                                                                              REPORTS ON
                                                      REPORTS ON FINANCIAL STATEMENTS          SCHEDULES
                                                      -------------------------------  -----------------
Premier Package & Label Corporation                            May 16, 1997                  None
                                                       (July 17, 1997 as to Note 8)
Wisconsin Label Corporation and subsidiaries                  March 31, 1997            March 31, 1997
                                                       (July 17, 1997 as to Note 13)
St. Louis Lithographing Company and Predecessor               March 28, 1997            March 28, 1997
                                                       (July 17, 1997 as to Note 12)
CalOptical Holding Corporation and subsidiary                 March 28, 1997            March 28, 1997
                                                       (July 17, 1997 as to Note 14)
Blake Printing and Publishing, Inc.                           March 31, 1997            March 31, 1997
                                                       (July 17, 1997 as to Note 16)

We also consent to the references to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
San Francisco, California
July 17, 1997